MICROAGE, INC.

                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN
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                                 MICROAGE, INC.
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN
                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SECTION 1   PREAMBLE...........................................................1

SECTION 2   DEFINITIONS........................................................1

SECTION 3   ELIGIBILITY........................................................5

SECTION 4   CONTRIBUTIONS......................................................7

SECTION 5   WITHDRAWALS.......................................................10

SECTION 6   CREDITING OF CONTRIBUTIONS AND INCOME.............................11

SECTION 7   RETIREMENT BENEFITS...............................................15

SECTION 8   DEATH BENEFITS....................................................16

SECTION 9   PAYMENT OF BENEFITS ON RETIREMENT OR DEATH........................17

SECTION 10  PAYMENT OF BENEFITS ON TERMINATION OF SERVICE.....................18

SECTION 11  ADMINISTRATION OF THE PLAN........................................20

SECTION 12  ADOPTION OF PLAN BY AFFILIATES....................................22

SECTION 13  CLAIM REVIEW PROCEDURE............................................23

SECTION 14  LIMITATION OF RIGHTS, CONSTRUCTION................................24

SECTION 15  LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
            INCOMPETENT DISTRIBUTEE...........................................25

SECTION 16  AMENDMENT, MERGER AND TERMINATION.................................25

SECTION 17  GENERAL PROVISIONS................................................26
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                                 MICROAGE, INC.
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

                                    SECTION 1

                                    PREAMBLE
                                    --------

           MICROAGE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), previously adopted the MicroAge, Inc. Executive Supplemental Savings Plan (the "Plan") in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes. By this document, the Company wishes to amend and restate the Plan to incorporate certain changes, effective November 3, 1997.

           The purpose of this Plan is to provide a select group of management or highly compensated employees of the Company and certain of its affiliates with the opportunity to defer a portion of their compensation and to receive related contributions from their employers. As a result, the Plan shall be considered a "top hat plan", exempt from many of the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). This Plan is not intended to "qualify" for favorable tax treatment pursuant to Section 401(a) of the Internal Revenue Code of 1986 (the "Code") or any successor section or statute.

                                    SECTION 2

                                   DEFINITIONS
                                   -----------

           When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Section 2. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2, unless a clearly different meaning is required by the context in which the word or phrase is used:

           2.1  "Account"  or  "Accounts"   means  the  accounts  which  may  be
maintained by the Plan Administrator to reflect the interest of a Participant under the Plan.

           2.2 "Affiliate" means (a) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the
Code) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with a Plan Sponsor, and (c) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with a Plan Sponsor or which is otherwise required to be aggregated with a Plan Sponsor pursuant to Section 414(o) of the Code.
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           2.3 "Base Salary" means the total basic  compensation  paid by a Plan
Sponsor to a Participant during the portion of the Plan Year in which an election by a Participant to make Deferral Contributions pursuant to Section 4.1 is in effect, calculated before contributions to this Plan or the 401(k) Plan and before any deferrals under Section 125 of the Code.

           2.4 "Beneficiary" means only the person or trust that a Participant, in his most recent written designation filed with the Plan Administrator, shall have designated to receive his benefit under the Plan in the event of his death; provided that, if the Participant has failed to make a designation or if no person designated shall be alive or if no trust shall have been established by the Participant, and no successor Beneficiary shall have been designated and be alive, any death benefit payable hereunder on behalf of such Participant shall be paid to the legal representative of such deceased Participant's estate. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in any form as the Plan Administrator may prescribe.

           2.5 "Board of Directors" means the Board of Directors of the Company.

           2.6 "Bonus" means the additional cash compensation paid to a Participant by a Plan Sponsor pursuant to any incentive or bonus plan, program, or practice of the Plan Sponsor which is subject to an election to make Deferral Contributions pursuant to Section 4.1.

           2.7 "Code" means the Internal Revenue Code of 1986, as amended.

           2.8 "Company" means MicroAge, Inc.

           2.9 "Company Stock" means the common stock of MicroAge, Inc.

           2.10 "Compensation" means the sum of a Participant's Base Salary and Bonuses plus any amounts deferred under the Management Equity Plan.

           2.11 "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

           2.12 "Deferral Contribution" means a contribution by a Participant pursuant to Section 4.1 of this Plan.

           2.13 "Deferral Contribution Account" means the Account maintained to record the Deferral Contributions made by a Participant pursuant to Section 4.1 hereof, as adjusted to reflect the rate of return on the Investment Funds in which the Account is invested and other credits or charges called for by this Plan.
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           2.14  "Delayed  Retirement  Date"  means  the  first day of the month subsequent to a Participant's Normal Retirement Date during which he actually terminates service with a Plan Sponsor.

           2.15 "Discretionary Contribution" means a contribution by a Plan Sponsor pursuant to Section 4.3 of this Plan.

           2.16 "Discretionary Contribution Account" means the Account maintained to record the Discretionary Contributions made by a Plan Sponsor to the Trust pursuant to Section 4.3 on behalf of a Participant, as adjusted to reflect the rate of return on the Investment Funds in which the Account is invested and other credits or charges called for by this Plan.

           2.17 "Distributable Amount" means the least of (i) the maximum elective contributions that could be made to the 401(k) Plan for the Plan Year consistent with Sections 402(g) and 401(k)(3) of the Code and the provisions of the 401(k) Plan, (ii) the Participant's Deferral Contributions made pursuant to
Section 4.1 above during the Plan Year, or (iii) the balance of the Participant's Employee Deferral Account.

           2.18 "Effective Date" of this restated Plan with respect to the Company and any Plan Sponsor that previously adopted this Plan means November 3, 1997. With respect to each Plan Sponsor that adopts this Plan after November 3, 1997, Effective Date means the date designated by the adopting Plan Sponsor.

           2.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           2.20 "401(k) Plan" means the MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan, as the same may be amended from time to time.

           2.21 "Income Fund" means one of the Investment Funds established by the Plan Administrator, the assets of which shall be invested by the Trustee with the objective of earning interest income without exposing the fund to significant fluctuations in value.

           2.22 "Investment Fund" means the investment fund or funds established by the Plan Administrator pursuant to Section 6.4, into which Participants may direct the Trustee to invest amounts credited to their Accounts.

           2.23 "Leadership Team" means the group consisting of officers of the Plan Sponsors holding the positions and titles of Vice President or higher.
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           2.24 "Matching  Contribution"  means a contribution by a Plan Sponsor pursuant to Section 4.2 of this Plan.

           2.25 "Matching Contribution Account" means the Account maintained to record the Matching Contributions made by a Plan Sponsor to the Trust pursuant to Section 4.2 on behalf of a Participant, as adjusted to reflect the rate of return on the Investment Funds in which the Account is invested and other credits or charges called for by this Plan.

           2.26 "Normal Retirement Age" means age 65.

           2.27 "Normal Retirement Date" means the first day of the month coinciding with or next following the date on which the Participant attains Normal Retirement Age.

           2.28 "Participant" means any individual providing services to a Plan Sponsor who has become a Participant in the Plan for as long as his benefit under the Plan has not been fully distributed pursuant to the provisions of the Plan.

           2.29 "Participation Agreement" means the agreement entered into by a Plan Sponsor and a Participant as set forth in Section 3.2 or 3.3.

           2.30  "Plan   Administrator"  means  the  Company  or  the  committee
designated by the Company to carry out its responsibilities under the Plan as set forth in Section 11.3.

           2.31 "Plan Sponsor" means individually (i) the Company or any successor thereto and (ii) each organization which has adopted the Plan in the manner set forth in Section 12 of the Plan.

           2.32 "Plan Year" means the Company's fiscal year, i.e., the Plan Year shall end on the Sunday closest to October 31.

           2.33 "Plan Year Quarter" means the quarters of the Plan Year, which for convenience, shall be deemed to begin on the first day of each Plan Year and on each February 1, May 1 and August 1.

           2.34 "Retirement" means termination of a Participant's service with a Plan Sponsor on his Normal Retirement Date or Delayed Retirement Date.

           2.35 "Trust Agreement" means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

           2.36 "Trustee" means the Trustee under the Trust Agreement.
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           2.37 "Trust Fund" means all assets of whatsoever  kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Plan Sponsor or Participant contributions, earnings or forfeitures.

           2.38 "Valuation Date" means the last business day of each Plan Year Quarter and such other dates as the Plan Administrator may designate.

           2.39 "Years of Service" means the years of service credited to a Participant for purposes of determining such Participant's vested benefit under the 401(k) Plan, all as determined under Sections 2.66 and 6.01 of the 401(k) Plan as such provisions may be amended, superseded or replaced from time to time. All years of service credited to a Participant under the 401(k) Plan shall be considered in determining the Participant's Years of Service under this Plan.

                                    SECTION 3

                                   ELIGIBILITY
                                   -----------

           3.1 GENERAL. Participation in the Plan shall be limited to those individuals who are members of one of the following categories:

           (a)        Leadership Team members;
           (b) Individuals employed by the Company or by an Affiliate as a General Manager of any Company-owned reseller location (or any equivalent employment position);
           (c) Individuals employed by the Company or by an Affiliate as a Service Manager of any Company-owned reseller location (or any equivalent employment position) who are selected by the Chairman of the Board of Directors for participation in the Plan; or
           (d) Other individuals providing services to Plan Sponsors who are selected by the Compensation Committee for participation in the Plan.

The Company has determined that all individuals designated in subparagraphs (a) and (b) above hold a key position of management and responsibility and that those individuals presently constitute a select group of management or highly compensated employees for purposes of Title I of ERISA. Neither the Chairman of the Board of Directors nor the Compensation Committee shall select any individual for participation in the Plan pursuant to subparagraph (c) or (d) above who does not hold a key position of management and responsibility with a Plan Sponsor or who does not fit within the select group of management or highly compensated employees covered by this Plan. The Compensation Committee shall
have  the  full   discretion  and  authority  to  exclude  an  individual   from
participation in the Plan if it concludes that such individual does not hold a key position of management and responsibility or is not properly included in the select group of management or highly compensated employees covered by the Plan.
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The decision of the  Compensation  Committee shall be made in its discretion and shall be final and binding for all purposes under this Plan. The Plan Administrator shall have the full discretion and authority to determine the effective date of participation for any individual who is designated for participation in the Plan pursuant to the terms of this Section 3.1. The exercise of such discretion by the Plan Administrator shall be evidenced by a written notification of eligibility delivered to the individual designated for participation and shall constitute a final and binding decision.

           3.2 PARTICIPATION AGREEMENT. Subsequent to an individual becoming eligible to participate in the Plan, such individual shall enter into a Participation Agreement in such form and at such time as the Plan Administrator shall require. If the individual's initial Participation Agreement is executed and delivered within thirty (30) days of the day on which the individual is notified that he is eligible to participate in the Plan, the individual's Deferral Contributions may be determined with reference to the Base Salary and Bonuses earned on or after the first day of the first full payroll period next following receipt of the Participation Agreement by the Plan Administrator or as of such other uniform date (not earlier than the first day of the next full payroll period) as may be designated by the Plan Administrator. If the individual does not execute and deliver the Participation Agreement within the initial thirty (30) day period, the individual's Deferral Contributions may be determined with reference to the Base Salary earned on or after the first day of the first payroll period in the Plan Year Quarter following the filing of the Participation Agreement. Any election made after the initial thirty (30) day period to make Deferral Contributions from any Bonus will be effective as of the first day of the first Plan Year following the filing of the Participation Agreement. In the Participation Agreement, the Participant shall designate the amount of his Deferral Contributions and shall authorize the reduction of his Compensation in an amount equal to his Deferral Contributions. The Participation Agreement also shall indicate the manner in which distributions are to be made from the Participant's Account and may set forth such other information as the Plan Administrator shall require.

           3.3 REVISED PARTICIPATION AGREEMENT. A Participant may file a new Participation Agreement in order to change an election made in a previously filed Participation Agreement. If the Participant changes the amount of his Deferral Contributions, the new amount will become effective in accordance with
Section 4.4. If the new Participation Agreement changes the form of payment, the new election will only be honored if payments commence no earlier than the second calendar year following the calendar year in which the new Participation Agreement is filed. In the exercise of its discretion, the Plan Administrator may allow a Participant to make a modified election on any form prescribed by the Plan Administrator for that purpose. Such forms shall be deemed to be new Participation Agreements for purposes of this Plan.

           3.4 DISCONTINUANCE OF PARTICIPATION. Once an individual is designated as a Participant, he will continue as such for all future Plan Years unless and until the individual is no longer categorized as an individual entitled to participate in the Plan pursuant to Section 3.1 above, or the Compensation
                                       6
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Committee  specifically acts to discontinue the individual's  participation,  or the Participant's participation is suspended pursuant to Section 5.2(c) hereof. The Compensation Committee may discontinue an individual's participation in the Plan at any time for any or no reason. If an individual's participation is discontinued, the individual will no longer be eligible to make Deferral Contributions. The individual will not be entitled to receive a distribution, however, until the occurrence of one of the events listed in Sections 5, 7 or 8, unless the Compensation Committee, in the exercise of its discretion, directs that a distribution be made as of an earlier date in which case the individual's Accounts shall be distributed on the same basis as if the individual's employment had been terminated.

                                    SECTION 4

                                  CONTRIBUTIONS
                                  -------------

           4.1 PARTICIPANT CONTRIBUTIONS. For any Plan Year, a Participant may elect to defer a portion of the Base Salary and/or the Bonuses otherwise payable to him. Any such deferrals shall be made in accordance with such rules and procedures regarding Participant deferrals as may be promulgated by the Plan Administrator from time to time. Participants shall designate their elective deferrals on a Participation Agreement or any other appropriate form prescribed by the Plan Administrator. All Participant elections are subject to the Plan Administrator's authority to limit the amount of a Participant's Deferral Contributions in accordance with such uniform rules as it may adopt from time to time. All Deferral Contributions shall be transferred by the Plan Sponsor to the Trust.

           4.2 MATCHING CONTRIBUTIONS. In addition to any contributions required to be made by a Plan Sponsor pursuant to Section 6.3(b), for each year in which a Plan Sponsor achieves a net profit, the Plan Sponsor may make Matching Contributions to the Trust on behalf of each of its Participants who has elected to make any Deferral Contributions during the Plan Year under Section 4.1 hereof, other than Participants who terminated service with the Plan Sponsor during the Plan Year for reasons other than death, disability or Retirement. The Matching Contribution shall equal such amount as the Company, in its sole and absolute discretion, determines, but the Matching Contribution shall not exceed ten percent (10%) of the Plan Sponsor's pre-tax income for financial reporting purposes for the year. The Matching Contribution shall be allocated to each
eligible   Participant's  Matching  Contribution  Account  as  of  the  year-end
Valuation Date in the ratio that each such Participant's Deferral Contributions for the Plan Year bears to the Deferral Contributions made by all of that Plan Sponsor's Participants for the Plan Year. In the exercise of its discretion, the Company may choose to disregard Deferral Contributions in excess of a ceiling (e.g., 10% of Compensation) set from time to time by the Company and may further limit allocations in its sole and absolute discretion in a uniform and nondiscriminatory manner. All Matching Contributions shall be made in the form
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of Company Stock unless the Company  affirmatively elects, for a particular Plan
Year, to make the Matching Contributions in the form of cash or other property.

           4.3  DISCRETIONARY   CONTRIBUTIONS.   In  addition  to  any  Matching
Contributions made by a Plan Sponsor pursuant to Section 4.2 and any contributions required to be made by a Plan Sponsor pursuant to Section 6.3(b), a Plan Sponsor may make a Discretionary Contribution to the Plan on behalf of a particular Participant in such amount, if any, as shall be determined from time to time by the Plan Sponsor. The Company intends that Plan Sponsors shall make Discretionary Contributions only in unusual circumstances. A Plan Sponsor's decision to make a Discretionary Contribution for a particular Participant shall not in any way obligate the Plan Sponsor to make a Discretionary Contribution for any other Participant. Similarly, a Plan Sponsor's decision to make a Discretionary Contribution for a particular Participant in any Plan Year shall not obligate the Plan Sponsor to make a Discretionary Contribution for that Participant in any subsequent Plan Year. All Discretionary Contributions shall be made in the form of cash or Company Stock, as selected by the Company.

           4.4 CHANGE IN CONTRIBUTIONS. A Participant may change the amount or percentage of contributions under Section 4.1 once during each Plan Year Quarter, which change shall be effective beginning with the Participant's first full payroll period beginning in the Plan Year Quarter immediately following the Plan Administrator's receipt of such written notice. Notwithstanding the preceding sentence, any change in the amount or percentage of the Deferral Contribution to be made from any Bonus shall be effective for Bonuses earned for services rendered in the first Plan Year immediately following the Plan Administrator's receipt of such written notice. Such changes shall be made pursuant to Section 3.3 or in accordance with uniform rules promulgated by the Plan Administrator.

           4.5 SUSPENSION OF CONTRIBUTIONS.

                      (a) SUSPENSION. A Participant may suspend his contributions under Section 4.1 as of the first day of the first full payroll period in any Plan Year Quarter, but in no event more than once during each Plan Year, by giving written notice to the Plan Administrator on a form prescribed by the Plan Administrator at least thirty (30) days prior to the date on which the suspension shall become effective.

                      (b) RESUMPTION OF CONTRIBUTIONS. A Participant who has suspended his contributions pursuant to Section 4.5(a) above and who applies to the Plan Administrator in a timely manner shall be entitled to resume his contributions in accordance with Section 4.1 following the expiration of at least six (6) months from the date on which the suspension became effective (the "six (6) month suspension period"). A Participant shall be permitted to resume his deferral of his Base Salary as of the first day of any Plan Year Quarter following the expiration of the six (6) month suspension period. A Participant shall be permitted to resume his deferral of Bonuses as of the first day of the
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Plan Year  commencing  after  the  expiration  of the six (6)  month  suspension period. Any application to resume contributions shall be made in writing to the Plan Administrator, on a form prescribed by the Plan Administrator, at least thirty (30) days prior to the first day of the applicable Plan Year Quarter or Plan Year.

           4.6 DISTRIBUTION AND TRANSFER OF PARTICIPANT DEFERRALS.

                      (a) ELECTION. A Participant must elect either to have the Distributable Amount distributed from this Plan and contributed to the 401(k) Plan as a pre-tax contribution or to have such amount distributed to the Participant in a single lump sum payment. Elections made pursuant to the preceding sentence must be filed with the Plan Administrator prior to the first day of the applicable Plan Year. Any election made pursuant to this Section shall be irrevocable during the Plan Year covered by the election but may be changed prior to the beginning of a new Plan Year by submitting a revised election to the Plan Administrator in writing prior to the first day of the new Plan Year.

                      (b) DETERMINATION OF 401(K) PLAN CONTRIBUTION. As soon as possible following the close of the Plan Year and, in any event, within the period of time prescribed by applicable law, regulation or administrative ruling, the Plan Administrator shall request the administrator of the 401(k) Plan to inform the Plan Administrator of the amount of elective contributions that each Participant may contribute to the 401(k) Plan for the immediately preceding Plan Year consistent with Sections 402(g) and 401(k)(3) of the Code and the provisions of the Plan. The Plan Administrator then shall compute the Distributable Amount for each Participant pursuant to Section 2.17.

                      (c) DISTRIBUTION. The Plan Administrator will thereafter, but in no event later than two and one-half (2 1/2) months after the close of the Plan Year, distribute on behalf of each Participant an amount equal to the Distributable Amount. If the Participant has elected to transfer the Distributable Amount to the 401(k) Plan, the Plan Administrator will make a direct transfer of the Distributable Amount to the Trust Fund maintained pursuant to the 401(k) Plan. If the Participant has elected to receive the Distributable Amount, the Plan Administrator will make a single lump sum payment to the Participant and the Plan Sponsor will include the Distributable Amount in the Participant's gross income for the calendar years in which the Compensation to which the Deferral Contributions are attributable was earned. Amounts attributable to the positive or negative rate of return allocable to the Participant's Accounts will not be distributed until an event described in Sections 5, 7 or 8 has occurred.

                      (d) TREATMENT OF MATCHING CONTRIBUTIONS. The Matching Contributions, if any, due pursuant to Section 4.2 shall be reduced by the amount of the Matching Contributions attributable to the Distributable Amount. If the Matching Contributions have already been credited to the Participant's Matching Contributions Account when the Distributable Amount is calculated and
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
distributed, the Matching Contributions Account shall be debited for the amount of the Matching Contributions attributable to the Distributable Amount. The Participant shall then be entitled to receive whatever Matching Contributions may be due pursuant to the 401(k) Plan if the Distributable Amount is transferred to the 401(k) Plan. No Matching Contributions shall be due if the Participant has elected to receive a cash distribution of the Distributable Amount.

                                    SECTION 5

                                   WITHDRAWALS
                                   -----------

           5.1 HARDSHIP. In the event of an unforeseeable financial emergency, a Participant may make a written request to the Plan Administrator for a hardship withdrawal from his Deferral Contribution Account. The minimum hardship withdrawal shall be $500.00, unless the distribution is of the entire principal amount of the Deferral Contributions to the Participant's Deferral Contribution Account, and the maximum hardship withdrawal shall be the lesser of (a) the amount required to meet the Participant's unforeseeable financial emergency or
(b) the entire balance of the Participant's Deferral Contribution Account less the difference between (1) the Participant's Deferral Contributions made during the current Plan Year and (2) the maximum elective contributions that could be made to the 401(k) Plan for the current Plan Year consistent with Section 402(g) of the Code. For purposes of this Section, the term "unforeseeable financial emergency" is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as such term is defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The granting of a Participant's request for a hardship withdrawal shall be left to the absolute, unfettered discretion of the Plan Administrator and the Plan Administrator may deny such request even if an unforeseeable financial emergency clearly exists. A request for a hardship withdrawal must be made in writing at least thirty (30) days in advance, on a form provided by the Plan Administrator, and must be expressed as a specific dollar amount. A hardship withdrawal will not be permitted to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, liquidation of the Participant's assets to the extent that such liquidation would not itself cause a severe financial hardship, by the cessation of Deferral Contributions, or by a loan from the 401(k) Plan to the extent that loans are permitted under the 401(k) Plan.

           5.2 ACCELERATION OF BENEFITS.

                      (a) GENERAL. A Participant may elect to receive an accelerated withdrawal by filing an election with the Plan Administrator on such forms as may be prescribed from time to time by the Plan Administrator. If a Participant makes such an election, except as otherwise provided below, the Participant shall receive a single lump sum payment equal to the sum of ninety-five percent (95%) of the Participant's "available Account balance." For this purpose, the Participant's "available Account balance" is equal to the

Participant's Deferral Contribution Account plus the Participant's vested interest in his Matching Contribution Account and the Participant's vested interest in the his Discretionary Contribution Account. For purposes of determining the amount to be distributed, the Participant's Accounts shall be valued as of the Valuation Date immediately preceding the date of the withdrawal. In calculating such value, Deferral Contributions made by the Participant during the Plan Year in which the request is made shall be disregarded as shall any Matching Contributions attributable to such Deferral Contributions. The Participant's vested interest in his Matching Contribution Account or his Discretionary Contribution Account shall be determined as of the day on which the accelerated withdrawal is paid to the Participant. The accelerated withdrawal shall be paid as soon as reasonably possible following the filing of the election by the Participant.

                      (b) FORFEITURE. The Participant shall forfeit the remaining five percent (5%) of the "available Account balance" as well as the unvested portion of the Participant's Matching Contribution Account and the unvested portion of the Participant's Discretionary Contribution Account as of the day on which the accelerated withdrawal is distributed to the Participant. The Deferral Contributions made by the Participant during the Plan Year in which the accelerated withdrawal request is made and the Matching Contributions attributable to such Deferral Contributions (both of which are not subject to or available for withdrawal) shall not be forfeited.

                      (c) SUSPENSION OF PARTICIPATION. If a Participant elects to receive an accelerated withdrawal, the Participant's right to make Deferral Contributions to the Plan shall be suspended for twelve (12) months from the date the accelerated withdrawal is paid to the Participant (the "twelve (12) month suspension period"). Upon expiration of the twelve (12) month suspension period, the Participant shall be permitted to execute a new Participation Agreement in accordance with Section 3.3 and to begin making Deferral Contributions. The Participant shall be permitted to resume his deferral of his Base Salary as of the first day of any Plan Year Quarter following the expiration of the twelve (12) month suspension period. A Participant shall be permitted to resume his deferral of Bonuses as of the first day of the Plan Year commencing after the expiration of the twelve (12) month suspension period.

                      (d) REPAYMENT OF ACCELERATED BENEFITS BY PARTICIPANT. A Participant who receives an accelerated withdrawal under this Section 5.2 shall be required to repay the Trustee the full amount of the payment if the Company is or becomes subject to a pending proceeding as a debtor under the United States Bankruptcy Code within three (3) months of the date of the Participant's filing of the election to receive an accelerated withdrawal pursuant to Section 5.2(a).

           5.3 CREDITING OF WITHDRAWALS. Withdrawals and other distributions shall be charged pro rata to the Investment Funds in which the Account of the Participant is invested, pursuant to his designation under Section 6.4 hereof.

                                    SECTION 6

                      CREDITING OF CONTRIBUTIONS AND INCOME
                      -------------------------------------

           6.1 TRANSFER TO TRUSTEE. All Deferral Contributions, Matching Contributions and Discretionary Contributions shall be transmitted to the Trustee by the Plan Sponsor as soon as reasonably practicable and shall be credited to the Deferral Contribution Account, the Matching Contribution Account and the Discretionary Contribution Account, respectively, of the Participant contemporaneously. All payments from an Account between Valuation Dates shall be charged against the Account as of the preceding Valuation Date. The Accounts are bookkeeping accounts only and the Plan Administrator is not in any way obligated to segregate assets for the benefit of any Participant.

           6.2 SUBACCOUNTS. The Plan Administrator may divide any Account into such subaccounts as it deems necessary and desirable. For example, the Plan Administrator may divide the Matching Contribution Accounts and the Discretionary Contribution Accounts into Company Stock and cash subaccounts. Similarly, the Plan Administrator may divide the Discretionary Contribution Accounts into subaccounts to distinguish among contributions made by a Plan Sponsor in different Plan Years.

           6.3 ADJUSTMENT OF BOOKKEEPING ACCOUNTS.

                      (a) GENERAL. Except as otherwise provided in Section 6.3(b) of the Plan with respect to the Income Fund and except as otherwise provided elsewhere in the Plan, as of each Valuation Date the Plan Administrator shall adjust each Participant's Accounts with the positive or negative rate of return on the Investment Funds selected by the Participant pursuant to Section 6.4(b). The rate of return will be determined by the Plan Administrator pursuant to Section 6.4(c) and will be credited or charged against the "adjusted balance" of the Account, which will be the balance of the portion of the Account invested in the Investment Fund as of the preceding Valuation Date less all withdrawals, distributions and other amounts chargeable against the portion of the Account invested in the Investment Fund pursuant to any other provisions of this Plan since the prior Valuation Date. In the exercise of its discretion, the Plan Administrator also may direct that a portion of the Deferral Contributions made since the prior Valuation Date be considered in calculating the adjusted balance of the Deferral Contribution Account. Notwithstanding the foregoing, if the Participant's Distributable Amount for a Plan Year is transferred to the 401(k) Plan pursuant to Section 4.6, the Plan Administrator, in the exercise of its discretion, may elect to include all or any portion of the Distributable Amount in the adjusted balance of the Participant's Accounts for purposes of making the adjustments called for by this Section for the valuation period in which the Distributable Amount is distributed to the 401(k) Plan. The amount representing any positive rate of return on the Distributable Amount shall not be transferred to the 401(k) Plan but shall remain in this Plan. In addition, the amount representing any negative rate of return on the Distributable Amount shall not serve to reduce the amount transferred to the 401(k) Plan but rather shall serve to reduce the remaining balance of the Participant's Accounts in this Plan, provided, however, that the amount representing any negative rate of return shall serve to reduce the amount transferred to the 401(k) Plan if the Participant's Account balance is less than the amount that would otherwise be transferred to the 401(k) Plan. Notwithstanding any provision hereof to the contrary, if the Participant elects to receive a distribution of the Distributable Amount pursuant to Section 4.6(a), no adjustment shall be made for any positive rate of return with respect to the Distributable Amount, but any negative rate of return shall serve to reduce the Distributable Amount.

                      (b) INCOME FUND GUARANTEE. For each Plan Year, the Plan Sponsors shall guarantee that the Participant's "Adjusted Account Balance" that is invested in the Income Fund shall earn the "Guaranteed Annual Rate of Return" described below. For each "Quarterly Valuation Period", which is the period beginning on the day after each quarterly Valuation Date and ending on the next following Valuation Date, the Plan Administrator shall adjust the portion of each Participant's Account that is invested in the Income Fund by crediting it with twenty five percent (25%) of the "Guaranteed Annual Rate of Return" on the "Adjusted Account Balance". For purposes of this Section 6.3(b), a Participant's "Adjusted Account Balance" shall mean the portion of the Participant's Account that is invested in the Income Fund as of the first day of such Quarterly Valuation Period (or the effective date of a Participant's participation in the Plan, if such effective date is not the first day of the Quarterly Valuation Period), plus 50% of the contributions made by the Participant pursuant to
Section 4.1 that are credited to the Income Fund pursuant to the Participant's direction during the applicable Quarterly Valuation Period, less all withdrawals, distributions and other amounts which occur during the Quarterly Valuation Period and which are chargeable against the portion of the Account invested in the Income Fund. The "Guaranteed Annual Rate of Return" is the total annual rate of return for any published index or any particular investment designated for that Plan Year by the Compensation Committee, or the percentage rate of return designated by the Compensation Committee, as the case may be. In the absence of any such designation, the Guaranteed Annual Rate of Return shall be ten percent (10%). If the earnings on the investments that comprise the Income Fund are less than the interest to be credited to the Accounts of the Participants pursuant to this Section 6.3(b), the Plan Sponsors may, from time to time, make a special contribution to the Trust Fund to reduce or eliminate the shortfall. If the earnings on the investments that comprise the Income Fund exceed the interest to be credited to the Participants pursuant to this Section 6.3(b), the excess will be used to reduce or eliminate any subsequent shortfall.

           6.4 INVESTMENT DIRECTION.

                      (a) INVESTMENT FUNDS. The Plan Administrator shall establish one or more Investment Funds in which each Participant shall invest amounts credited to his Account. The Investment Funds shall include an Income Fund and such other funds as may be selected from time to time by the Plan Administrator. The Investment Funds may be changed from time to time by the Plan

Administrator. The Plan Administrator, with the prior approval of the Compensation Committee, may make available as an Investment Fund a Company Stock Fund. If such a Company Stock Fund is established, a Participant's ability to direct investments into or out of such Fund shall be subject to such procedures as the Plan Administrator may prescribe from time to time to assure compliance with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and other applicable requirements. Such procedures also may limit or restrict a Participant's ability to make (or modify previously made) elections pursuant to Sections 3.2 or 3.3.

                      (b) PARTICIPANT DIRECTIONS.

                                (1) GENERAL.  Upon becoming a Participant of the
Plan, each Participant may direct that all of the amounts attributable to his Account be invested in a single investment fund or may direct fractional (percentage) increments of his Account to be invested in such fund or funds as he shall desire, on such forms and in accordance with such procedures, if any, as may be established by the Plan Administrator. Such designation may be changed as of the first day of any Plan Year Quarter, with respect to future contributions and transfers among Investment Funds, by filing an election with the Plan Administrator, on a form prescribed by the Plan Administrator, at least thirty (30) days (or such fewer number of days as may be prescribed by the Plan Administrator) prior to the applicable Plan Year Quarter. The designation will continue until changed by the timely submission of a new form, which change will be effective as of the first day of the next succeeding Plan Year Quarter.

                                (2)  DEFAULT  SELECTION.  In the  absence of any
designation, a Participant will be deemed to have directed the investment of his Accounts in such Investment Funds as the Trustee, in its sole and absolute discretion, shall determine.

                                (3)  IMPACT  OF  ELECTION.   The   Participant's
selection of Investment Funds shall serve only as a measurement of the value of the Accounts of said Participant pursuant to Section 6.3(a) and Section 6.4(c) and the Plan Administrator and the Trustee are not required to invest a Participant's Accounts in accordance with the Participant's selections.

                                (4) COMPANY STOCK. A Participant  may not direct
the investment of the portion of his Matching Contribution Account or Discretionary Contribution Account which consists of Company Stock contributed to the Plan by the Company until the Participant has a fully vested interest in the Account to which such Company Stock is allocated. After the Account is fully vested, the Participant may direct that such Account be invested in any of the Investment Funds, subject to such rules as may be adopted by the Plan Administrator from time to time. Once a Participant directs the reinvestment of Company Stock held in his Account into an Investment Fund, the Participant may not subsequently direct that such amounts be invested in Company Stock unless a Company Stock Fund is established pursuant to Section 6.4(a).

                                (5)  INCOME  FUND.  A  Participant's  ability to
direct the investment of his Accounts in the Income Fund will terminate as of the first day of the Quarterly Valuation Period (as such term is defined in Section 6.3(b)) following the Participant's termination of employment with all Plan Sponsors and Affiliates. In the event that the Participant is continuing to direct the investment of his Accounts subsequent to his termination of employment in accordance with Section 10.4, the Plan Administrator shall instruct the Participant to redirect the investment of any portion of his Accounts that is invested in the Income Fund into any of the remaining Investment Funds.

                      (c) RATE OF RETURN. As soon as possible after each Valuation Date, the Plan Administrator shall determine the rate of return, positive or negative, experienced on each of the Investment Funds (other than the Income Fund). The rate of return determined by the Plan Administrator in good faith and in its discretion pursuant to this Section shall be binding and conclusive on the Participant, the Participant's Beneficiary and all parties claiming through them.

                      (d) CHARGES. The Plan Administrator may charge each Participant's Account for the reasonable expenses of carrying out investment instructions directly related to such Account.

           6.5 COMPANY STOCK ADJUSTMENTS. Any cash dividends paid on Company Stock held in the Participants' Matching Contribution Accounts or Discretionary Contribution Accounts shall be allocated to the cash subaccounts maintained within such Accounts. Any stock dividends or stock splits attributable to Company Stock held in the Participants' Matching Contribution Accounts or Discretionary Contribution Accounts, or any securities issued with respect to Company Stock held in such Accounts, shall be allocated to the Company Stock subaccounts maintained within such Accounts.

           6.6 FORFEITURES. The amount forfeited from the Accounts of a Plan Sponsor's Participants pursuant to Sections 5.2(b) and 10.6 shall reduce the Matching Contribution that the Plan Sponsor would otherwise contribute to the Plan pursuant to Section 4.2. If the forfeitures exceed the Matching Contribution due from that Plan Sponsor for the Plan Year, the excess forfeitures shall be used to reduce any Discretionary Contribution that the Plan Sponsor would otherwise contribute to the Plan for that Plan Year. Any remaining forfeitures will be used to reduce the Plan Sponsor's Matching Contributions or Discretionary Contributions for later years.

                                    SECTION 7

                               RETIREMENT BENEFITS
                               -------------------

           7.1 RETIREMENT DATE. The provisions of this Section 7 apply only in the event that a Participant remains in the service of a Plan Sponsor or an Affiliate until reaching a Retirement date. Wherever reference is made in this

Plan to a Retirement date, it shall mean the Normal Retirement Date or Delayed Retirement Date of a Participant, whichever is applicable.

           7.2 NORMAL RETIREMENT. The Participant shall be entitled, as of his Normal Retirement Date, to the entire value of his Accounts.

           7.3 DELAYED RETIREMENT. A Participant shall be entitled, as of his Delayed Retirement Date, to the entire value of his Accounts.

           7.4 PAYMENT OF  RETIREMENT  BENEFIT.  Any benefit  payable under this
Section 7 shall be paid in accordance with Section 9 after receipt by the Trustee from the Plan Administrator of notice of the Retirement of the Participant.

                                    SECTION 8

                                 DEATH BENEFITS
                                 --------------

           8.1 DEATH BEFORE TERMINATION OF EMPLOYMENT. Upon the death of a Participant prior to the termination of his service with all Plan Sponsors and Affiliates, the Beneficiary of such Participant shall be entitled to the entire value of his Accounts.

           8.2 DEATH AFTER TERMINATION OF EMPLOYMENT. Upon the death of a Participant who, at the time of his death, has terminated his service with all Plan Sponsors and Affiliates, the Beneficiary of such Participant shall be entitled to receive the vested portion of the Participant's Accounts, determined pursuant to Section 10.

           8.3 ENTITLEMENT TO DEATH BENEFIT. If subsequent to the death of a Participant, the Participant's Beneficiary dies while entitled to receive benefits under this Plan, the successor Beneficiary of the Participant, if any, shall be entitled to receive the balance of the benefits of the Participant under this Plan. However, if no successor Beneficiary shall have been designated and shall be alive, the benefits shall be paid to the legal representative of the deceased Beneficiary's estate to be paid according to the deceased Beneficiary's will, or if the deceased Beneficiary has no will, by the laws of intestacy of the state in which the deceased Beneficiary resided at the date of the deceased Beneficiary's death. If the Participant is married, a designation of a person other than the Participant's spouse as his Beneficiary with respect to more than fifty percent (50%) of the amount allocated to the Participant's Accounts shall not be effective without the written consent of the Participant's spouse. Subject to the foregoing, a Beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Plan Administrator.

           8.4 PAYMENT OF DEATH BENEFIT. Any benefit payable under this Section 8 shall be paid in accordance with Section 9 or Section 10 of the Plan, whichever is applicable, after receipt by the Trustee from the Plan Administrator of notice of the death of the Participant.

                                    SECTION 9

                   PAYMENT OF BENEFITS ON RETIREMENT OR DEATH
                   ------------------------------------------

           9.1 COMMENCEMENT OF PAYMENTS. Upon the Retirement or death of a Participant, the value of the Accounts of such Participant shall be determined as of the Valuation Date coinciding with or next following the Participant's Retirement date or date of death, provided, however, that the Participant or, if applicable, his Beneficiary, may request that payment be made promptly after the date of Retirement or death. If such a request is made and approved by the Plan Administrator, in its sole and absolute discretion, the Accounts of the Participant shall be valued as of the Valuation Date next preceding the Participant's Retirement date or date of death. The Accounts shall then be adjusted to reflect any Deferral Contributions, Matching Contributions and Discretionary Contributions made since that Valuation Date and any amounts charged to the Accounts since such Valuation Date. Payments shall then commence, or be made, no later than sixty (60) days after the Retirement date or death of the Participant or sixty (60) days after the Participant or the Participant's Beneficiary, as the case may be, files a request for distribution, whichever is later. If the Plan Administrator does not approve early payment as described above, then payment to a Participant, or to the Beneficiary of a deceased
Participant, shall be made no later than sixty (60) days after the Valuation Date coinciding with or next following the Retirement date or the death of the Participant. Notwithstanding the foregoing, if the amount of the payment required to be made on any date cannot be ascertained by that date, payment shall be made no later than sixty (60) days after the earliest date on which the amount of the payment can be ascertained.

           9.2 FORM OF PAYMENT. The payment of a Participant's benefits shall be made either in a lump sum in cash, or in cash payments in annual, quarterly, or monthly installments over a period certain not exceeding ten (10) years, such method of payment to be elected by the Participant in his original Participation Agreement or in a revised Participation Agreement that is effective pursuant to
Section 3.3. If installment payments are made, the unpaid balance shall continue to be invested in the Trust Fund and the Participant will continue to be entitled to make investment elections pursuant to Section 6.4(b) and to have his Accounts adjusted pursuant to Section 6.3(a). Notwithstanding the foregoing, any portion of the Participant's Accounts that consists of Company Stock shall be distributed to the Participant in the form of Company Stock, either in a lump sum or installments as elected in the original Participation Agreement or in an effective revised Participation Agreement.

                                   SECTION 10

                  PAYMENT OF BENEFITS ON TERMINATION OF SERVICE
                  ---------------------------------------------

           10.1 TERMINATION OF SERVICE DEFINED. Transfer of a Participant from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of service by the Participant. A Participant shall be deemed to have terminated service only upon the earlier of his death, Retirement or other actual termination of service with all Plan Sponsors and Affiliates.

           10.2 TERMINATION OF SERVICE BENEFITS. In the event of the termination of service of a Participant for reasons other than death or Retirement, the Participant shall be entitled to that portion of his Accounts in which he is vested, as set forth in Section 10.3 below.

           10.3 VESTING OF BENEFITS.

                      (a) DEFERRAL CONTRIBUTIONS. Each Participant shall at all times be fully vested in all amounts credited to the Participant's Deferral Contribution Account, and a Participant's rights and interest therein shall not be forfeitable for any reason.

                      (b) MATCHING CONTRIBUTIONS.

                           (1) FULL VESTING. Each Participant shall be fully vested in the amounts credited to his Matching Contribution Account on and after the first to occur of the following events:

                                    (A) Attainment by the Participant of the age
                           of sixty-five (65) years;

                                    (B) The date of death of the Participant;

                                    (C)  Termination of the Plan; or

                                    (D) The  completion  of five  (5)  Years  of
                           Service.

                           (2) VESTING SCHEDULE. If a Participant terminates service with a Plan Sponsor at a time when the Participant is not fully vested in the amounts credited to his Matching Contribution Account, the Participant's vested interest shall be determined in accordance with the following vesting schedule:

                  Years of Service                 Percentage Vested
                  ----------------                 -----------------

                  Fewer than 1 Year                        0%
                  1 but less than 2                       20%
                  2 but less than 3                       40%
                  3 but less than 4                       60%
                  4 but less than 5                       80%
                  5 or more                              100%

                      A Participant's vested interest in his Matching Contribution Account shall be determined as of the Valuation Date immediately preceding the first distribution to the Participant from his Matching Contribution Account following his termination of employment.

                      (c) DISCRETIONARY CONTRIBUTIONS.

                                (1) FULL VESTING. Each Participant shall be fully vested in the amounts credited to his Discretionary Contribution Account on and after the first to occur of any of the events listed in Section 10.3(b)(1)(A)-(C).

                                (2) VESTING SCHEDULE. If a Participant terminates service with a Plan Sponsor at a time when the Participant is not fully vested in the amounts credited to his Discretionary
           Contribution Account, the Participant's vested interest shall be determined in accordance with this Section 10.3(c)(2). Pursuant to this Section, the Discretionary Contribution made by a Plan Sponsor for each Plan Year, adjusted as provided in Section 6.3, shall vest separately in accordance with such schedule as may be prescribed by the contributing Plan Sponsor at the time the Discretionary Contribution is made to the Plan. Such schedule shall be set forth in writing in a letter or memo addressed to the Participant and delivered to the Participant and the Plan Administrator.

           10.4 AMOUNT AND FORM OF PAYMENT. The amount distributable to a Participant will be based on the value of the Participant's Accounts as of the Valuation Date immediately preceding the distribution, adjusted to reflect any contributions or charges since such Valuation Date. Payment shall be made either in a lump sum in cash, or in cash payments in annual, quarterly or monthly installments over a period certain not exceeding ten (10) years, such method of payment to be elected by the Participant in his original Participation Agreement or in a revised Participation Agreement that is effective pursuant to Section
3.3. If installment payments are made, the unpaid balance shall continue to be invested in the Trust Fund and the Participant will continue to be entitled to make investment elections pursuant to Section 6.4(b) and to have his Accounts adjusted pursuant to Section 6.3(a). Payment shall commence or be made as soon as practicable after the Participant's date of termination of service, but in no event later than one year following that date. Notwithstanding the foregoing, any portion of the Participants' Accounts that consists of Company Stock shall be distributed to the Participant in the form of Company Stock, either in a lump sum or installments, as elected in the original Participation Agreement or in an effective revised Participation Agreement.

           10.5 CHANGES IN VESTING SCHEDULE. In the event that an amendment to this Plan directly or indirectly changes the vesting schedules set forth in
Section 10.3 of the Plan, the vested percentage for each Participant in his benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) Years of Service may irrevocably elect, by written notice to the Plan Administrator within the election period hereinafter provided, to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment. The election period shall begin no later than the date on which the amendment is adopted and shall end no earlier than sixty (60) days after the latest of: (i) the date on which the amendment is adopted, (ii) the date on which the amendment becomes effective, or (iii) the date on which the Participant is issued written notice of the amendment by a Plan Sponsor or the Plan Administrator.

           10.6 FORFEITURES. Any portion of a Participant's Accounts in which he is not vested as provided in Section 10.3 above shall be forfeited in the Plan Year in which the Participant receives a distribution under this Section 10.

                                   SECTION 11

                           ADMINISTRATION OF THE PLAN
                           --------------------------

           11.1 ADOPTION OF TRUST. The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

           11.2 POWERS OF THE PLAN ADMINISTRATOR.

                      (a) The Plan Administrator is the named fiduciary with respect to the administration of the Plan.

                      (b) The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Plan Administrator shall determine, in its discretion, the service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant. The Compensation Committee shall have the discretion to exclude an individual from participation in the Plan pursuant to Section 3.1 above and to discontinue a Participant's participation in the Plan pursuant to Section 3.4 above.

                      (c) Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.

                      (d) The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

                      (e) The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator and shall distribute any forms, reports or statements to be distributed to Participants and others.

                      (f) The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Plan Sponsor regarding the investment and reinvestment of the Trust Fund not less frequently than annually.

           11.3 CREATION OF COMMITTEE. The Company may appoint a committee to perform its duties as Plan Administrator by the adoption of appropriate Board of Directors resolutions. The committee must consist of at least two (2) members, and they shall hold office during the pleasure of the Board of Directors. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The committee shall conduct itself in accordance with the provisions of this Section 11. The members of the committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the Company.

           11.4 CHAIRMAN AND SECRETARY. The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

           11.5 APPOINTMENT OF AGENTS. The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the Board of Directors.

           11.6 MAJORITY VOTE AND EXECUTION OF INSTRUMENTS. In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.

           11.7 ALLOCATION OF RESPONSIBILITIES. The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

           11.8  CONFLICT  OF  INTEREST.  No  member of the  committee  who is a
Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

           11.9 ACTION TAKEN BY PLAN SPONSOR. Any action to be taken by a Plan Sponsor shall be taken by resolution adopted by its board of directors or an executive committee thereof; provided, however, that by resolution, the board of directors or an executive committee thereof may delegate to any committee of the board or any officer of the Plan Sponsor the authority to take any actions hereunder, other than the power to determine the basis of Plan Sponsor contributions.

           11.10 FIDUCIARY AUTHORITY. All delegations of fiduciary responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the named fiduciary.

                                   SECTION 12

                         ADOPTION OF PLAN BY AFFILIATES
                         ------------------------------

           Any Affiliate of the Company may adopt this Plan with the approval of the Plan Administrator. Any Affiliate that permits an Employee to make Deferral Contributions pursuant to Section 4.1 shall be deemed to have adopted the Plan without any further action. The Plan Administrator's acceptance of such Deferral Contributions shall evidence the consent of the Company to the adoption of the Plan by the Affiliate. Notwithstanding the foregoing, at the request of the Plan Administrator, the Affiliate shall evidence its adoption of the Plan by an appropriate resolution of its Board of Directors or in such other manner as may be authorized by the Plan Administrator. By adopting this Plan, the Affiliate shall be deemed to have agreed to make the contributions called for by Section

4, agreed to comply with all of the other terms and provisions of this Plan, delegated to the Plan Administrator the power and responsibility to administer this Plan with respect to the Affiliate's employees, and delegated to the Company the full power to amend or terminate this Plan with respect to the Affiliate's employees.

                                   SECTION 13

                             CLAIM REVIEW PROCEDURE
                             ----------------------

           13.1 GENERAL. In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan (the "claimant"), the Plan Administrator shall provide to the claimant written notice of the denial which shall set forth:

                      (a) The specific reason or reasons for the denial;

                      (b) Specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

                      (c)  A   description   of  any   additional   material  or
information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

                      (d) A statement that the claimant may:

                                 (i) Request a review upon  written  application
                      to the Plan Administrator;

                                 (ii) Review pertinent Plan documents; and

                                 (iii)  Submit  issues and  comments in writing;
                      and

                      (e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within sixty
(60) days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the claimant that his failure to appeal the action to the Plan Administrator in writing within the sixty (60) day period will render the Plan Administrator's determination final, binding, and conclusive.

           13.2 APPEALS.

                      (a) If the claimant should appeal to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty (60) days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day period infeasible, but in no event shall the Plan Administrator render a decision regarding the denial of a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

                      (b) If, upon appeal, the Plan Administrator shall grant the relief requested by the claimant, then, in addition, the Plan Administrator shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

           13.3 NOTICE OF DENIALS. The Plan Administrator's notice of denial of benefits shall identify the address to which the claimant may forward his appeal.

                                   SECTION 14

                       LIMITATION OF RIGHTS, CONSTRUCTION
                       ----------------------------------

           14.1 LIMITATION OF RIGHTS. Neither this Plan, the Trust nor membership in the Plan shall give any employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the service of any individual at any time.

           14.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

                                   SECTION 15

                  LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
                  ---------------------------------------------
                             INCOMPETENT DISTRIBUTEE
                             -----------------------

           15.1 ANTI-ALIENATION CLAUSE. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

           15.2 PERMITTED ARRANGEMENTS. Section 15.1 shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

           15.3 PAYMENT TO MINOR OR INCOMPETENT. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Plan Administrator to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

                                   SECTION 16

                        AMENDMENT, MERGER AND TERMINATION
                        ---------------------------------

           16.1 AMENDMENT. The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan
Administrator, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without its written consent; and provided further that the amendment shall not reduce any Participant's vested interest in the Plan, calculated as of the date on which the amendment is adopted. If the Plan is amended by the Company after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate. Any Affiliate or other corporation adopting this Plan hereby delegates the authority to amend the Plan to the Company. An Affiliate or other corporation that has adopted this Plan may terminate its future participation in the Plan at any time.

           16.2 MERGER OR CONSOLIDATION OF COMPANY. The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

           16.3 TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder.

           16.4 LIMITATION OF COMPANY'S LIABILITY. The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any employee. A Participant, employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

                                   SECTION 17

                               GENERAL PROVISIONS
                               ------------------

           17.1 STATUS OF PARTICIPANTS AS UNSECURED CREDITORS. All benefits under the Plan shall be the unsecured obligations of the Company and each Plan Sponsor, as applicable, and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Plan Sponsor, as applicable, for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company and each Plan Sponsor, as applicable.

           17.2 UNIFORM ADMINISTRATION. Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated.

           17.3 HEIRS AND SUCCESSORS. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

           17.4 STATUS OF TRUST FUND. All Contributions shall be transferred to the Trustee of the Trust Fund as provided above. The Trust Fund is being established to assist the Company and the adopting Affiliates in meeting their obligations to the Participants and to provide the Participants with a measure of protection in certain limited instances. In certain circumstances described in the Trust Agreement, the assets of the Trust Fund may be used for the benefit of the Company's or an Affiliate's creditors and, as a result, the Trust Fund is considered to be part of the Company's and adopting Affiliate's general assets. Benefit payments due under this Plan shall either be paid from the Trust Fund or from the Company's or Affiliate's general assets as directed by the Plan Administrator. Despite the establishment of the Trust Fund, it is intended that the Plan be considered to be "unfunded" for purposes of the Act and the Code.

           17.5 NO LIABILITY FOR ACCELERATION OF PAYMENTS. Under the Plan, Participants are allowed, to a certain extent, to designate the dates on which distributions are to be made to them. The Plan Administrator, however, also has the right, in the exercise of its discretion, to accelerate payments. By accepting the benefits offered by the Plan, each Participant (and each
Beneficiary claiming through a Participant) acknowledges that the Plan Administrator may override the Participant's elections and agrees that neither the Participant nor any Beneficiary shall have may claim against the Plan Administrator, the Trustee, or any Plan Sponsor if distributions are made earlier than anticipated by the Participant due to the Plan Administrator's exercise of its discretion to accelerate payments.

           To signify its adoption of this restated Plan document, the Company has caused this restated Plan document to be executed by a duly authorized officer of the Company on this _____ day of __________________, 1997.

                                        MicroAge, Inc.



                                        By______________________________________
                                               Jeffrey D. McKeever
                                               Chairman of the Board and
                                               Chief Executive Officer
                                       27